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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: December 16, 2002
                        ---------------------------------
                        (Date of earliest event reported)


                           THE PHOENIX COMPANIES, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                    1-16517                  06-0493340
         --------                    -------                  ----------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation)                                    Identification No.)


               One American Row, Hartford, Connecticut 06102-5056
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                  860-403-5000
                                  ------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

     On December 16, 2002, The Phoenix Companies, Inc., a Delaware corporation, announced in a news release that it had priced an offering of $150 million of equity units. This news release is included in this Current Report as Exhibit
99.1. On December 20, 2002, The Phoenix Companies, Inc., announced in a news release that (a) it had closed that offering; and (b) it was taking a number of actions designed to lower annualized expenses by approximately $30 million by year-end 2003. This news release is included in this Current Report as Exhibit 99.2.



Item 7.  Exhibits.

99.1 The Phoenix Companies, Inc.'s news release, dated December 16, 2002, announcing its pricing of an offering of $150 million of equity units.

99.2 The Phoenix Companies, Inc.'s news release, dated December 20, 2002, announcing the closing of its offering of $150 million of equity units and actions to lower annualized expenses.



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          THE PHOENIX COMPANIES, INC.


                                          By:  /s/ Carole A. Masters
                                               -----------------------------
                                               Name:  Carole A. Masters
                                               Title: Vice President and Counsel



         Date: December 20, 2002

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                                  EXHIBIT INDEX


Exhibit Number                    Exhibit
--------------                    -------

99.1 The Phoenix Companies, Inc.'s news release, dated December 16, 2002, announcing its pricing of an offering of $150 million of equity units.


99.2 The Phoenix Companies, Inc.'s news release, dated December 20, 2002, announcing the closing of its offering of $150 million of equity units and actions to lower annualized expenses.